Exhibit 99.1

LiveOne (Nasdaq: LVO) Reports $58.2M Nine-Month Fiscal 2026 Revenue; Audio Division Delivers $52.2M Revenue and $3.7M+ Adjusted EBITDA*, Q3 Revenue of $20.3M and $1.6M Adjusted EBITDA, Audio Division Revenue of $18.6M and Adjusted EBITDA* of $2.6M

●	AI-driven efficiencies reduced quarterly operating expenses 52% year-over-year and streamlined staff from 350 to 88
●	Management expands share repurchases, with approximately $6M remaining under the current board-authorized buyback program
●	Audio Division Fiscal 2027 Preliminary Guidance’

o	Revenue $85-$95M+
o	Adjusted EBITDA* $8-10M+

Los Angeles, CA, February 12, 2026 – LiveOne (Nasdaq: LVO), an award-winning, creator-first music, entertainment, and technology platform, announced today its financial results for the third quarter (“Q3 Fiscal 2026”) and first nine months (“YTD Fiscal 2026”) ended December 31, 2025 of its fiscal year ending March 31, 2026 ("Fiscal 2026"). LiveOne will host a conference call and webcast today, February 12, 2026.

Financial Highlights

●	Q3 Fiscal 2026 Revenue: $20.3M
●	Q3 Fiscal 2026 Adjusted EBITDA*: $1.6M
●	Audio Division Q3 Fiscal 2026 Revenue: $18.6M, maintaining positive segment Adjusted EBITDA* of $2.6M
●	Acquired additional 771K shares of PodcastOne shares at average price of $1.93 per share during Fiscal 2026, including 186,636 during Q3 Fiscal 2026 at a price of $2.17 per share

Strategic & Operational Highlights

●	Fortune 250 partner revenue increased to $27+ million annual run rate
●	Plans to launch new B2B partnership reaching 30M+ monthly paying subscribers
●	Tesla ad-supported users surpassed 1.3M
●	AI-driven marketing increased ARPU by 60% (>$5) and boosted Premium conversions by 22%+
●	Three podcasts sold to major TV and streaming platforms
●	Actively evaluating M&A opportunities, including a potential subsidiary sale

LiveOne’s CEO and Chairman, Robert Ellin, stated, ““Our third quarter results reflect strong execution and profitable growth, highlighted by sustained momentum in our Audio business and the scalability of our platform. Our continued share repurchases at attractive valuations underscore management’s conviction in the long-term value we are building for shareholders.”

Q3 Fiscal 2026 Earnings Conference Call and Webcast

Date:	Thursday, February 12, 2026
Time:	10:00 AM Eastern Time (7:00 AM Pacific Time)
Webcast Link:	https://events.q4inc.com/attendee/634058377
Dial-in:	(800) 715-9871
International Dial-in:	+1 (646) 307-1963
Conference Code:	1597508

Q3 Fiscal 2026 & YTD Fiscal 2026 and Q3 Fiscal 2025 & YTD Fiscal 2025 Results Summary (in $000’s, except per share; unaudited)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2025	2024	2025	2024

Revenue	$20,256	$29,445	$58,225	$95,117
Operating loss	$(1,951)	$(5,113)	$(10,553)	$(7,299)
Total other income (expense)	$(2,139)	$(510)	$(3,065)	$(2,159)
Net loss	$(4,106)	$(5,638)	$(13,674)	$(9,513)
Adjusted EBITDA*	$1,609	$1,541	$(1,222)	$7,328
Net loss per share basic and diluted	$(0.37)	$(0.59)	$(1.31)	$(1.03)

Q3 Fiscal 2026 Results Summary Discussion

For Q3 Fiscal 2026, LiveOne posted revenue of $20.3 million versus $29.5 million in the same period in the prior year, driven primarily by reductions in Slacker revenues.

Q3 Fiscal 2026 Operating Loss was ($2.0) million compared to a ($5.1) million Operating Loss in the third quarter ended December 31, 2024 (“Q3 Fiscal 2025”). The $3.1 million improvement in Operating Loss was largely a result of reductions in operating expenses.

Q3 Fiscal 2026 Adjusted EBITDA* was $1.6 million, as compared to Q3 Fiscal 2025 Adjusted EBITDA* of $1.5 million, an increase of $0.1 million. Q3 Fiscal 2026 Adjusted EBITDA* was comprised of Audio Division Adjusted EBITDA* of $2.6 million, Other Operations Adjusted EBITDA* of ($0.1) million and Corporate Adjusted EBITDA* of ($0.9) million.

About LiveOne

Headquartered in Los Angeles, CA, LiveOne (Nasdaq: LVO) is an award-winning, creator-first, music, entertainment, and technology platform focused on delivering premium experiences and content worldwide through memberships and live and virtual events. LiveOne's subsidiaries include Slacker, PodcastOne (Nasdaq: PODC), PPVOne, Custom Personalization Solutions, LiveXLive, DayOne Music Publishing, Drumify and Splitmind. LiveOne, a dedicated over-the-top application powered by Slacker, is available on iOS, Android, Roku, Apple TV, Spotify, Samsung, Amazon Fire, Android TV, and through STIRR's OTT applications. For more information, visit liveone.com and follow us on Facebook, Instagram, TikTok, YouTube and X at @liveone. For more investor information, please visit ir.liveone.com.

Forward-Looking Statements

All statements other than statements of historical facts contained in this press release are “forward-looking statements,” which may often, but not always, be identified by the use of such words as “may,” “might,” “will,” “will likely result,” “would,” “should,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “continue,” “target” or the negative of such terms or other similar expressions. These statements involve known and unknown risks, uncertainties and other factors, which may cause actual results, performance or achievements to differ materially from those expressed or implied by such statements, including: LiveOne’s reliance on its largest OEM customer for a substantial percentage of its revenue; LiveOne’s ability to consummate any proposed financing, acquisition, spin-out, special dividend, merger, distribution or transaction, the timing of the consummation of any such proposed event, including the risks that a condition to the consummation of any such event would not be satisfied within the expected timeframe or at all, or that the consummation of any proposed financing, acquisition, spin-out, merger, special dividend, distribution or transaction will not occur or whether any such event will enhance shareholder value; LiveOne’s ability to continue as a going concern; LiveOne’s ability to attract, maintain and increase the number of its users and paid members; LiveOne identifying, acquiring, securing and developing content; LiveOne’s ability to implement its announced digital asset treasury strategy and/or purchase digital assets from time to time pursuant to such strategy, including for the maximum announced amount, and other risks related to such strategy; LiveOne’s intent to repurchase shares of its and/or PodcastOne’s common stock from time to time under LiveOne’s announced stock repurchase program and the timing, price, and quantity of repurchases, if any, under the program; LiveOne’s ability to maintain compliance with certain financial and other debt covenants; LiveOne successfully implementing its growth strategy, including relating to its technology platforms and applications; management’s relationships with industry stakeholders; LiveOne’s ability to repay its indebtedness when due; LiveOne’s ability to satisfy the conditions for closing on its announced additional convertible debentures financing; uncertain and unfavorable outcomes in legal proceedings and/or LiveOne’s ability to pay any amounts due in connection with any such legal proceedings; significant legal, commercial, regulatory and technical uncertainty and risks related to Bitcoin, Ethereum and other digital assets; regulatory developments related to digital assets and digital asset markets; changes in economic conditions; competition; risks and uncertainties applicable to the businesses of LiveOne’s subsidiaries; and other risks, uncertainties and factors including, but not limited to, those described in LiveOne’s Annual Report on Form 10-K for the fiscal year ended March 31, 2025, filed with the U.S. Securities and Exchange Commission (the “SEC”) on July 15, 2025, Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, filed with the SEC on November 14, 2025, and in LiveOne’s other filings and submissions with the SEC. These forward-looking statements speak only as of the date hereof, and LiveOne disclaims any obligation to update these statements, except as may be required by law. LiveOne intends that all forward-looking statements be subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995.

* About Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with the accounting principles generally accepted in the United States of America ("GAAP"), we present Contribution Margin (Loss) and Adjusted Earnings Before Interest Tax Depreciation and Amortization ("Adjusted EBITDA"), which are non-GAAP financial measures, as measures of our performance. The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, or as a substitute for, or superior to, operating loss and or net income (loss) or any other performance measures derived in accordance with GAAP or as an alternative to net cash provided by operating activities or any other measures of our cash flows or liquidity.

We use Contribution Margin (Loss) and Adjusted EBITDA to evaluate the performance of our operating segments. We believe that information about these non-GAAP financial measures assists investors by allowing them to evaluate changes in the operating results of our business separate from non-operational factors that affect operating income (loss) and net income (loss), thus providing insights into both operations and the other factors that affect reported results. Adjusted EBITDA is not calculated or presented in accordance with GAAP. A limitation of the use of Adjusted EBITDA as a performance measure is that it does not reflect the periodic costs of certain amortizing assets used in generating revenue in our business. Accordingly, Adjusted EBITDA should be considered in addition to, and not as a substitute for operating income (loss), net income (loss), and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies; thus, Adjusted EBITDA as presented herein may not be comparable to similarly titled measures of other companies.

Contribution Margin (Loss) is defined as Revenue less Cost of Sales before (a) Cost of Sales share-based compensation expense, (b) depreciation, and (c) amortization of developed technology. Adjusted EBITDA is defined as earnings before interest, other (income) expense, income tax expense, depreciation and amortization and before (a) non-cash GAAP purchase accounting adjustments for certain deferred revenue and costs, (b) legal, accounting and other professional fees directly attributable to acquisition activity, (c) employee severance payments and third party professional fees directly attributable to acquisition or corporate realignment activities, (d) certain non-recurring expenses associated with legal settlements or reserves for legal settlements in the period that pertain to historical matters that existed at acquired companies prior to their purchase date and a one-time minimum guarantee to effectively terminate a live events distribution agreement post COVID-19, and (e) certain stock-based compensation expense. Management does not consider these costs to be indicative of our core operating results.

With respect to projected quarter, nine-month and full Fiscal 2026 Adjusted EBITDA, a quantitative reconciliation is not available without unreasonable efforts due to the high variability, complexity and low visibility with respect to purchase accounting adjustments, acquisition-related charges and legal settlement reserves excluded from Adjusted EBITDA. We expect that the variability of these items to have a potentially unpredictable, and potentially significant, impact on our future GAAP financial results.

For more information on these non-GAAP financial measures, please see the tables entitled "Reconciliation of Non-GAAP Measure to GAAP Measure" included at the end of this release.

LiveOne Press Contact:

press@liveone.com

Follow LiveOne on social media: Facebook, Instagram, TikTok, YouTube, and X at @liveone.

Financial Information

The tables below present financial results for the three and nine months ended December 31, 2025 and 2024.

LiveOne, Inc.

Consolidated Statements of Operations (Unaudited)

(In thousands, except share and per share amounts)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2025	2024	2025	2024

Revenue:	$20,256	$29,445	$58,225	$95,117

Operating expenses:
Cost of sales	16,450	22,292	49,441	71,897
Sales and marketing	1,069	1,763	3,200	4,685
Product development	310	1,115	1,687	3,346
General and administrative	4,197	5,241	13,978	17,031
Amortization of intangible assets	181	340	472	1,474
Impairment of intangible assets	-	3,807	-	3,983
Total operating expenses	22,207	34,558	68,778	102,416
Loss from operations	(1,951)	(5,113)	(10,553)	(7,299)

Other income (expense):
Interest expense, net	(993)	(544)	(2,682)	(2,211)
Change in fair value of digital assets	(1,144)	-	(1,223)	-
Other income (expense)	(2)	34	840	52
Total other expense, net	(2,139)	(510)	(3,065)	(2,159)

Loss before provision (benefit) for income taxes	(4,090)	(5,623)	(13,618)	(9,458)

Provision (benefit) for income taxes	16	15	56	55
Net loss	(4,106)	(5,638)	(13,674)	(9,513)
Net loss attributable to non-controlling interest	(39)	(405)	(473)	(1,251)
Net loss attributed to LiveOne	$(4,067)	$(5,233)	$(13,201)	$(8,262)

Net loss per share – basic and diluted	$(0.37)	$(0.59)	$(1.31)	$(1.03)
Weighted average common shares – basic and diluted	11,502,968	9,550,175	10,787,780	9,485,853

LiveOne, Inc.

Consolidated Balance Sheets (Unaudited)

(In thousands)

	December 31,	March 31,
	2025	2025
		(Audited)
Assets
Current Assets
Cash and cash equivalents	$8,624	$4,119
Restricted cash	30	30
Accounts receivable, net	9,849	8,299
Inventories	1,417	1,586
Prepaid expense and other current assets	1,280	1,212
Total Current Assets	21,200	15,246
Property and equipment, net	3,208	893
Goodwill	21,712	21,712
Intangible assets, net	2,098	2,569
Intangible digital assets	3,777	-
Other assets	265	97
Total Assets	$52,260	$40,517

Liabilities and Stockholders’ Equity (Deficit)
Current Liabilities
Accounts payable and accrued liabilities	$30,561	$25,180
Accrued royalties	3,916	5,490
Notes payable, current portion	112	623
Convertible note, current portion	2,500	-
Deferred revenue	2,170	2,141
Senior secured line of credit	-	2,950
Total Current Liabilities	39,259	36,384
Notes payable, net	149	150
Lease liabilities, noncurrent	153	99
Convertible note, noncurrent	12,412	-
Other long-term liabilities	10,772	12,236
Deferred income taxes	60	60
Total Liabilities	62,805	48,929

Commitments and Contingencies

Stockholders’ Equity (Deficit)
Preferred stock, $0.001 par value; 10,000,000 shares authorized; 8,189 and 14,002 shares issued and outstanding as of December 31, 2025 and March 31, 2025, respectively	8,189	14,002
Common stock, $0.001 par value; 500,000,000 shares authorized; 11,633,433 and 9,672,451 shares issued and outstanding as of December 31, 2025 and March 31, 2025, net of treasury shares, respectively	12	10
Additional paid in capital	252,937	233,582
Treasury stock	(849)	(250)
Accumulated deficit	(279,258)	(265,119)
Total LiveOne Stockholders’ Deficit	(18,969)	(17,775)
Non-controlling interest	8,424	9,363
Total stockholders' deficit	(10,545)	(8,412)
Total Liabilities and Stockholders’ Deficit	$52,260	$40,517

LiveOne, Inc.

Reconciliation of Non-GAAP Measure to GAAP Measure

Adjusted EBITDA* Reconciliation (Unaudited)

(In thousands)

				Non-
				Recurring
	Net	Depreciation		Acquisition and	Other	(Benefit)
	Income	and	Stock-Based	Realignment	(Income)	Provision	Adjusted
	(Loss)	Amortization	Compensation	Costs (1)	Expense (2)	for Taxes	EBITDA
Three Months Ended December 31, 2025
Operations – PodcastOne	$(154)	$167	$2,708	$65	$1	$-	$2,787
Operations – Slacker	(630)	113	69	-	300	-	(148)
Operations – Other	(255)	60	29	-	40	-	(126)
Corporate	(3,067)	-	(128)	477	1,798	16	(904)
Total	$(4,106)	$340	$2,678	$542	$2,139	$16	$1,609

Three Months Ended December 31, 2024
Operations – PodcastOne	$(1,583)	$188	$718	$6	$-	$1	$(670)
Operations – Slacker	(862)	4,621	228	23	262	-	4,272
Operations – Other	(995)	197	222	21	29	-	(526)
Corporate	(2,198)	1	207	222	219	14	(1,535)
Total	$(5,638)	$5,007	$1,375	$272	$510	$15	$1,541

				Non-
				Recurring
				Acquisition
	Net Income	Depreciation and	Stock-Based	and Realignment	Other (Income)	(Benefit) Provision	Adjusted
	(Loss)	Amortization	Compensation	Costs (1)	Expense (2)	for Taxes	EBITDA*
Nine Months Ended December 31, 2025
Operations – PodcastOne	$(2,183)	$449	$6,103	$82	$1	$-	$4,452
Operations – Slacker	(1,128)	212	131	(8)	57	-	(736)
Operations - Other	(2,280)	188	782	35	170	-	(1,105)
Corporate	(8,083)	1	(720)	2,075	2,837	56	(3,833)
Total	$(13,674)	$850	$6,296	$2,184	$3,065	$56	$(1,222)

Nine Months Ended December 31, 2024
Operations – PodcastOne	$(4,618)	$1,201	$1,972	$44	$-	$12	$(1,389)
Operations – Slacker	6,356	6,114	1,260	199	1,575	-	15,504
Operations - Other	(4,072)	628	739	622	90	-	(1,993)
Corporate	(7,179)	5	1,395	448	494	43	(4,794)
Total	$(9,513)	$7,948	$5,366	$1,313	$2,159	$55	$7,328

(1)	Non-Recurring Acquisition and Realignment Costs include non-cash GAAP purchase accounting adjustments for certain deferred revenue and costs, legal, accounting and other professional fees directly attributable to acquisition activity, employee severance payments and third party professional fees directly attributable to acquisition or corporate realignment activities, and certain non-recurring expenses associated with legal settlements or reserves for legal settlements in the period that pertain to historical matters that existed at acquired companies prior to their purchase date

(2)	Other (income) expense above primarily includes interest expense and change in fair value of derivative liabilities. These are included in the statement of operations in other income (expense) and are an add back to net loss above in the reconciliation of Adjusted EBITDA* to loss.

*	See the definition of Adjusted EBITDA under “About Non-GAAP Financial Measures” within this release.

LiveOne, Inc.

Reconciliation of Non-GAAP Measure to GAAP Measure

Contribution Margin* Reconciliation (Unaudited)

(In thousands)

	Three Months Ended
	December 31,
	2025	2024

Revenue:	$20,256	$29,445
Less:
Cost of sales	(16,450)	(22,292)
Amortization of developed technology	(107)	(787)
Gross Profit	3,699	6,366

Add back:
Share-based compensation:	1,504	269
Depreciation expense:	3	39
Amortization of developed technology:	107	787
Contribution Margin	$5,313	$7,461

	Nine Months Ended
	December 31,
	2025	2024

Revenue:	$58,225	$95,117
Less:
Cost of sales	(49,441)	(71,897)
Amortization of developed technology	(474)	(2,253)
Gross Profit	8,310	20,967

Add back:
Share-based compensation:	3,631	919
Depreciation expense:	29	76
Amortization of developed technology:	474	2,253
Contribution Margin	$12,444	$24,215

*	See the definition of Contribution Margin under “About Non-GAAP Financial Measures” within this release.

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